                                                                     EXHIBIT 4.1


                 AMENDMENT NO. 4 TO FIRST LIEN CREDIT AGREEMENT

          AMENDMENT NO. 4 (this "Amendment"), dated as of December 7, 2006, among TECUMSEH PRODUCTS COMPANY, a Michigan corporation (the "Borrower"), the Lenders party hereto, and CITICORP USA, INC., as administrative agent and collateral agent for the Lenders and the Issuers (in such capacities, the "Administrative Agent"), amends certain provisions of the FIRST LIEN CREDIT AGREEMENT, dated as of February 6, 2006 (as the same has heretofore been amended, as amended hereby, and as it may be further amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), among the Borrower, the financial institutions from time to time party thereto as lenders (the "Lenders"), the financial institutions from time to time party thereto as issuing banks (the "Issuers") and the Administrative Agent.

                                   WITNESSETH:

          WHEREAS, the Borrower has informed the Administrative Agent of its desire to provide a limited unsecured springing guaranty in favor of certain creditors of TMT in connection with the restructuring of the obligations of TMT under the TMT Debt Documents; and

          WHEREAS, the Borrower requested, and the Administrative Agent and each Lender signatory to an Acknowledgement and Consent have agreed to amend the Credit Agreement as set forth below;

          NOW, THEREFORE, in consideration of the premises and the mutual covenants and provisions hereinafter contained, the parties hereto hereby agree as follows:

          1. DEFINED TERMS. Capitalized terms used herein and not defined herein but defined in the Credit Agreement are used herein as defined in the Credit Agreement.

          2. AMENDMENT TO THE CREDIT AGREEMENT. As of the Fourth Amendment Effective Date (as defined in Section 4), the Credit Agreement is hereby amended as follows:

          (a) Section 1.1 of the Credit Agreement is hereby amended by deleting the existing definition of "Permanent Availability Reserve" in its entirety and inserting the following in lieu thereof:

          "Permanent Availability Reserve" means an amount equal to $10,000,000 which shall be applied at all times until all the Obligations have been paid in full and the Revolving Credit Commitments have been terminated.

          (b) Section 1.1 of the Credit Agreement is hereby amended by adding the following defined terms in alphabetical order:

          "Amendment No. 4 to the Credit Agreement" means that certain Amendment No. 4 to First Lien Credit Agreement, dated as of December 7, 2006, entered into by the Borrower, the Administrative Agent and the Lenders party thereto.

          "Restructuring Agreement" means that Out-of-Court Restructuring Agreement (attached hereto as Exhibit B), dated as of November 21, 2006, by and among TMT, the Borrower, Tecumseh Power Company and certain financial institutions party thereto.


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          "Supply Agreement" means that certain Supply Agreement, dated as of
     November 21, 2006, between Tecumseh Power Company and TMT, in the form attached as Exhibit 3.1 to the Restructuring Agreement.

          "TMT Guaranty Agreement" means a Guaranty Agreement (substantially in the form attached hereto as Exhibit A) to be entered into upon the satisfaction of the TMT Guaranty Conditions by and among the Borrower, as the guarantor, and certain financial institutions that are party to the Restructuring Agreement, as the guarantied parties.

          "TMT Guaranty Conditions" means those conditions set forth in Section 5.2(g) of the Restructuring Agreement.

          "TMT Guaranty Obligations" means the Borrower's obligations under the TMT Guaranty Agreement to guarantee TMT's obligations to certain of its creditors under the TMT Debt Documents; provided, however, the Borrower's obligations under such TMT Guaranty Agreement shall not be secured by any of the Borrower's or any of its Subsidiaries' property (other than TMT) and shall not exceed the aggregate amounts set forth on Exhibit 1.1 to the Restructuring Agreement (as in effect on the date hereof) plus any other amounts to accrue thereon in accordance with such Restructuring Agreement and increases or decreases in such TMT Guaranty Obligations due to fluctuations in exchange rates.

          (c) Article (VI) (Affirmative Covenant) Section 6.1(i) is hereby amended by (A) deleting the word "Tuesday" appearing on the third line and inserting the word "Wednesday" and (B) inserting the following as the last sentence thereof:

          Each such forecast shall be accompanied by a report certified to be accurate to the best of such officer's knowledge by a Responsible Officer of the Borrower detailing variances between actual cash receipts and disbursements for the week just completed and the cash receipts and disbursements that had been forecast for such week in the immediately preceding cash flow forecast delivered pursuant hereto.

          (d) Article VII (Affirmative Covenants) is hereby amended by inserting the following new Section 7.19 immediately after the existing Section 7.18 to read as follows:

          Section 7.19 TMT Guaranty Agreement

          Promptly, but in any event within 5 days after all of the TMT Guaranty Conditions have been satisfied, a Responsible Officer of the Borrower shall deliver to the Administrative Agent an executed certificate stating that all of the TMT Guaranty Conditions have been satisfied.

          (e) Article (VIII) Section 8.1 is hereby amended by (A) deleting the word "and" appearing immediately at the end of clause (k) and inserting "; and" at the end of clause (l) after deleting "." and (B) inserting the following new clause (m) immediately after the existing clause (l) to read as follows:


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          (m) following the satisfaction of the TMT Guaranty Conditions and delivery of the certificate required under Section 7.19 (TMT Guaranty Agreement), TMT Guaranty Obligations.

          (f) Article (VIII) Section 8.1 (f) is hereby amended by deleting clause (iii) therein and inserting the following in lieu thereof:

          (iii) from any Non-Guarantor Subsidiary (other than TMT solely to the extent prohibited under the Restructuring Agreement) to the Borrower or any Guarantor

          (g) Article (VIII) Section 8.2 is hereby amended by deleting clause
(g) therein and inserting the following in lieu thereof:

          (g) Liens securing any Indebtedness of Excluded Foreign Subsidiaries permitted under Section 8.1(b),(i), (j) or (k) (including Liens granted by TMT on certain of its property to secure its Indebtedness pursuant to the Restructuring Agreement (as in effect on the date hereof)); and

          (h) Article (VIII) Section 8.3 is hereby amended by deleting clause
(g) in its entirety and inserting the following in lieu thereof:

          (g) Guaranty Obligations (including the TMT Guaranty Obligations) permitted by Section 8.1 (Indebtedness).

          (i) Article (VIII) Section 8.10 is hereby amended by deleting the existing clause (a) therein and inserting the following in lieu thereof:

          (a) agree to enter into or suffer to exist or become effective any consensual encumbrance or restriction of any kind on the ability of such Subsidiary (other than TMT solely to the extent required under the Restructuring Agreement) to pay dividends or make any other distribution or transfer of funds or assets or make loans or advances to or other Investments in, or pay any Indebtedness owed to, the Borrower or any other Subsidiary of the Borrower

          (j) Article (VIII) (Negative Covenants) is hereby amended by inserting the following new Section 8.19 after the existing Section 8.18 to read as follows:

               Section 8.19 Amendment of TMT Agreements

               Neither the Borrower nor any of its Subsidiaries shall change or amend the terms of the Restructuring Agreement, the Supply Agreement, the TMT Guaranty Agreement or any other agreement or instrument related to the TMT Indebtedness, or enter into any other agreement or instrument that has the effect of varying the terms thereof, in any material respect that is adverse to the Borrower or any Subsidiary or the Lenders.

          (k) Section 9.1 (e)(i) of the Credit Agreement is hereby deleted in its entirety and replaced with the following:


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          (e)(i) the Borrower, any other Loan Party or any Material Foreign
     Subsidiary shall fail to make any payment on any Indebtedness of the Borrower or any such Subsidiary (other than the Obligations) or any Guaranty Obligation (including the TMT Guaranty Obligations) in respect of Indebtedness of any other Person, and, in each case, such failure relates to Indebtedness having a principal amount of $1,000,000 or more, except as otherwise waived in writing by the Administrative Agent and the Requisite Lenders, when the same becomes due and payable (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise),

          3. CONSENT. (a) The Administrative Agent and each Lender signatory to an Acknowledgement and Consent hereby consents to the terms contained in the TMT Guaranty Agreement and the Restructuring Agreement, as in effect on the date hereof, (including the Supply Agreement attached thereto as exhibit 3.1), each attached hereto as Exhibit A and Exhibit B, respectively; provided, however, the Borrower hereby acknowledges that neither the Administrative Agent nor any such Lender shall be bound by (or shall be deemed to be subject to) Section 5.2(b) of, and any other provision in, the Restructuring Agreement that restricts or purports to restrict the sale or transfer of the Stock of TMT, or otherwise requires the prior written approval of the banks party thereto in connection with such sale or transfer.

          (b) Each Lender signatory to an Acknowledgement and Consent hereby consents to the Borrower's request of a one time extension of the delivery date of the quarterly report solely for the Fiscal Quarter of September 2006, due within 45 days after the end of such Fiscal Quarter pursuant to Section 6.1(b) of the Credit Agreement, to December 20, 2006.

          4. CONDITIONS PRECEDENT TO THE EFFECTIVENESS OF THIS AMENDMENT. This Amendment shall become effective on the date (the "Fourth Amendment Effective Date") when the Administrative Agent shall have received all of the following, each of which shall be in form and substance satisfactory to the Administrative
Agent:

               (a) Certain Documents. The Administrative Agent shall have received each of the following, in form and substance satisfactory to the Administrative Agent:

                    (i) this Amendment, executed by the Borrower and the Administrative Agent;

                    (ii) an Acknowledgment and Consent, in the form set forth hereto as Exhibit C, duly executed by each of the Requisite Lenders;

                    (iii) the Consent of Guarantors, in the form set forth hereto as Exhibit D, executed by each Guarantor;

                    (iv) Amendment No. 1 to the Second Lien Credit Agreement, executed by the Borrower, the Second Lien Agent and the lenders party thereto; and

                    (v) such additional documentation as the Administrative Agent or the Requisite Lenders may reasonably require.

               (b) Payment of Fees, Costs and Expenses. The Administrative Agent shall have received payment of all fees, costs and expenses, including, without limitation,


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all fees, costs and expenses of the Administrative Agent (including, without limitation, the reasonable fees and out-of-pocket expenses of counsel for the Administrative Agent) in connection with this Amendment, the Credit Agreement and each other Loan Document, as required by Sections 8 and 9 hereof.

               (c) Representations and Warranties. Each of the representations and warranties contained in Section 5 below shall be true and correct.

               (d) No Default or Event of Default. After giving effect to this Amendment and Amendment No. 1 to the Second Lien Credit Agreement, no Default or Event of Default shall have occurred and be continuing.

          5. REPRESENTATIONS AND WARRANTIES. On and as of the date hereof, and as of the Fourth Amendment Effective Date, after giving effect to this Amendment and Amendment No. 1 to the Second Lien Credit Agreement, the Borrower hereby represents and warrants to the Lenders as follows:

               (a) Each of the representations and warranties contained in
Article IV of the Credit Agreement, the other Loan Documents or in any certificate, document or financial or other statement furnished at any time under or in connection therewith are true and correct in all material respects on and as of the date as if made on and as of such date, except to the extent that such representations and warranties specifically relate to a specific date, in which case such representations and warranties shall be true and correct in all material respects as of such specific date; and

               (b) No Default or Event of Default has occurred and is continuing.

          6. CONTINUING EFFECT; NO OTHER AMENDMENTS. Except as expressly amended hereby, all of the terms and provisions of the Credit Agreement and the other Loan Documents are and shall remain in full force and effect. The amendments and consents contained herein shall not constitute an amendment or a waiver of any other provision of the Credit Agreement or the other Loan Documents or for any other purpose except as expressly set forth herein.

          7. LOAN DOCUMENTS. This Amendment is deemed to be a "Loan Document" for the purposes of the Credit Agreement.

          8. FEES. As consideration for the execution of this Amendment, the Borrower agrees to pay on the Fourth Amendment Effective Date to the Administrative Agent, for the account of each Lender from which the Administrative Agent shall have received (by facsimile or otherwise) an executed Acknowledgment and Consent with respect to this Amendment by 5:00 p.m. (New York time) on December 7, 2006, a fee equal to 0.10% of such Lender's Revolving Credit Commitment then in effect.

          9. COSTS AND EXPENSES. The Borrower agrees to pay on demand on the Fourth Amendment Effective Date all reasonable and documented out-of-pocket costs and expenses of the Administrative Agent in connection with the preparation, execution and delivery of this Amendment and other instruments and documents to be delivered pursuant hereto,


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

including the reasonable and documented fees and out-of-pocket expenses of counsel for the Administrative Agent with respect thereto.

          10. GOVERNING LAW; COUNTERPARTS; MISCELLANEOUS.

               (a) This Amendment shall be governed by, and construed and interpreted in accordance with, the law of the State of New York.

               (b) This Amendment may be executed in any number of counterparts and by the different parties on separate counterparts, each of which counterparts when executed and delivered shall be an original, but all of which shall together constitute one and the same instrument.

               (c) Section captions used in this Amendment are for convenience only and shall not affect the construction of this Amendment.

               (d) From and after the Fourth Amendment Effective Date, all references in the Credit Agreement to the "Agreement" shall be deemed to be references to such Agreement as modified hereby and this Amendment and the Credit Agreement shall be read together and construed as a single instrument.

                            [signature pages follow]


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

          IN WITNESS WHEREOF, the undersigned parties have executed this Amendment No. 4 to the Credit Agreement to be effective for all purposes as of the Fourth Amendment Effective Date.

                                        Borrower

                                        TECUMSEH PRODUCTS COMPANY
                                        as Borrower


                                        By:
                                            ------------------------------------
                                        Name: James S. Nicholson
                                        Title: Vice President, Treasurer and
                                               Chief Financial Officer

       [SIGNATURE PAGE TO AMENDMENT NO. 4 TO FIRST LIEN CREDIT AGREEMENT]

Administrative Agent

                                        CITICORP USA, INC.,
                                        as Administrative Agent,
                                        Collateral Agent, Swing Loan Lender,
                                        Issuer and as a Lender


                                        By:
                                            ------------------------------------
                                        Name: Sebastien Delasnerie
                                        Title: Vice President

       [SIGNATURE PAGE TO AMENDMENT NO. 4 TO FIRST LIEN CREDIT AGREEMENT]

                                                                       EXHIBIT A

                             TMT GUARANTY AGREEMENT

                                  [EXHIBIT A]

                                                                       EXHIBIT B

                             RESTRUCTURING AGREEMENT

                                   [EXHIBIT B]

                                                                       EXHIBIT C

                           ACKNOWLEDGEMENT AND CONSENT

To: CITICORP USA, INC., as Administrative Agent
    388 Greenwich Street, 19th Floor
    New York, New York 10013

          RE: TECUMSEH PRODUCTS COMPANY

          Reference is made to the CREDIT AGREEMENT, dated as of February 6, 2006, as amended (as the same may be further amended, supplemented, restated or otherwise modified from time to time, the "Credit Agreement"), among TECUMSEH PRODUCTS COMPANY, a Michigan corporation (the "Borrower"), the Lenders and Issuers party thereto and CITICORP USA, INC. ("Citicorp"), as administrative agent and collateral agent for the Lenders and the Issuers (in such capacity, the "Administrative Agent"). Unless otherwise specified herein, all capitalized terms used in this Acknowledgment and Consent shall have the meanings ascribed to such terms in the Credit Agreement.

          The Borrower has requested that the Lenders consent to amending the Credit Agreement on the terms described in Amendment No. 4 to First Lien Credit Agreement (the "Amendment"), the form of which is attached hereto.

          Pursuant to Section 11.1(a) (Amendments, Waivers, Etc.) of the Credit Agreement, the undersigned Lender hereby consents to the terms of the Amendment and authorizes the Administrative Agent to execute and deliver such Amendment on its behalf.

                                        Very truly yours,

                                        ----------------------------------------
                                        [Name of Lender]


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------

Dated as of December 7, 2006

                                                                       EXHIBIT D

                              CONSENT OF GUARANTORS

                                                   Dated as of December 7, 2006

          Each of the undersigned companies, as a Guarantor under the Guaranty dated February 6, 2006 (the "Guaranty") in favor of the Secured Parties under the Credit Agreement referred to in the foregoing Amendment, hereby consents to such Amendment and hereby confirms and agrees that notwithstanding the effectiveness of such Amendment, the Guaranty is, and shall continue to be, in full force and effect and is hereby ratified and confirmed in all respects, except that, on and after the effectiveness of such Amendment, each reference in the Guaranty to the "Credit Agreement", "thereunder", "thereof" or words of like import shall mean and be a reference to the Credit Agreement, as amended by such Amendment.

                            [Signature pages follow]

          IN WITNESS WHEREOF, the parties hereto have consented to this Amendment No. 4, as of the date first written above.

                                        CONVERGENT TECHNOLOGIES INTERNATIONAL,
                                        INC.
                                        TECUMSEH TRADING COMPANY
                                        EVERGY, INC.
                                        FASCO INDUSTRIES, INC.
                                        MANUFACTURING DATA SYSTEMS, INC.
                                        M. P. PUMPS, INC.
                                        TECUMSEH CANADA HOLDING COMPANY
                                        TECUMSEH COMPRESSOR COMPANY
                                        TECUMSEH POWER COMPANY
                                        VON WEISE GEAR COMPANY
                                        as U.S. Guarantors


                                        By:
                                            ------------------------------------
                                        Name: James S. Nicholson
                                        Title: Vice President and Treasurer


                                        EUROMOTOR, INC.
                                        as U.S. Guarantor


                                        By:
                                            ------------------------------------
                                        Name: James S. Nicholson
                                        Title: Vice President


                                        HAYTON PROPERTY COMPANY, LLC
                                        TECUMSEH DO BRASIL USA, LLC
                                        as U.S. Guarantors


                                        By:
                                            ------------------------------------
                                        Name: James S. Nicholson
                                        Title: President

  [SIGNATURE PAGE TO GUARANTOR CONSENT TO AMENDMENT NO. 4 TO FIRST LIEN CREDIT
                                   AGREEMENT]

                                        TECUMSEH PRODUCTS OF CANADA LIMITED,
                                        as Canadian Guarantor


                                        By:
                                            ------------------------------------
                                        Name: James S. Nicholson
                                        Title: Vice President and Treasurer


                                        FASCO MOTORS COMPANY,
                                        as Canadian Guarantor


                                        By:
                                            ------------------------------------
                                        Name: James S. Nicholson
                                        Title: Vice President

  [SIGNATURE PAGE TO GUARANTOR CONSENT TO AMENDMENT NO. 4 TO FIRST LIEN CREDIT
                                   AGREEMENT]